United States
                   Securities and Exchange Commission
                         Washington, D.C. 20549

          ____________________________________________________

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): November 14, 2002

                UNIVERSAL BROADBAND COMMUNICATIONS, INC.
         (Exact name of registrant as specified in its charter)


                                 Nevada
             (State or other jurisdiction of incorporation)


              000-31801                               33-0930198
      (Commission File Number)            (IRS Employer Identification No.)


  18200 Von Karman Avenue, 10th Floor,
         Irvine, California                            92612
(Address of principal executive offices)             (Zip Code)


                             (949) 474-1500
          (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 25, 2002, the Registrant and New Millennium Development Group, Inc. executed that certain Asset Purchase Agreement relating to the purchase of New Millennium's IP gateways for the telecom industry. The consideration to be given was to consist of:

     *    5,000,000 shares of the Registrant's common stock;

     * An additional 5,000,000 shares of the Registrant's common stock to be earned if the assets purchase generate revenues of at least $7,000,000 within the next 12 months, beginning on December 1, 2002;

     * New Millennium will receive a 49 percent ownership of a wholly-owned subsidiary of the Registrant, UBC International, Inc., as adjusted for any recapitalizations; and

     * John Skinner, the Chairman of New Millennium, was to enter into a consulting agreement with the Registrant providing for International Telecom expertise to UBC to implement and create the operational processes and procedures for the management of the international business.

     Although the Asset Purchase Agreement was dated October 25, 2002, it did not close until the agreement was ratified by the Board of Directors of the Registrant. Board approval came on November 14, 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.
--------------------

     None. Financial statements relating to the acquired assets will be filed within the time permitted by the regulations of the Securities and Exchange Commission, inasmuch as such financial statements have not been completed as of the date hereof.

Exhibits.
---------

     The following exhibits are filed herewith:

     Exhibit 10.22. Asset Purchase Agreement between New Millennium
                    Development Group, Inc. and Universal Broadband Communications, Inc.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 15, 2002

                                   UNIVERSAL BROADBAND
                                   COMMUNICATIONS, INC.


                                   By  /s/  Mark Ellis
                                     ---------------------------------
                                     Mark Ellis, President



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